Exhibit 99.1

Kinetics Climax, Inc.

Financial Statements

As of December 31, 2013 and 2012, and

For the Years Ended December 31, 2013 and 2012

Ernst & Young LLP Ernst & Young Tower One Renaissance Square Suite 2300 2 North Central Avenue Phoenix, AZ 85004	Tel: +1 602 322 3000 Fax: +1 602 322 3023 ey.com

Report of Independent Auditors

To the Executive Management of Freeport-McMoRan Inc.,

We have audited the accompanying financial statements of Kinetics Climax, Inc. (the Company), which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of income, changes in stockholder’s equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kinetics Climax, Inc. at December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

September 26, 2014

Kinetics Climax, Inc.

Balance Sheets

December 31, 2013 and 2012

(Dollars in thousands, except par value)

	December 31,
	2013	2012

ASSETS
Current assets:
Accounts receivable	$5,148	$2,865
Inventories	4,360	4,787
Prepaid expenses	1,208	919
Deferred income taxes	367	564

Total current assets	11,083	9,135
Property, plant and equipment, net	2,009	2,531
Intangible assets, net	1,283	1,513

Total assets	$14,375	$13,179

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,037	$456
Accrued liabilities	1,378	1,116
Accrued income taxes	2,735	5

Total current liabilities	5,150	1,577
Deferred tax liabilities	41	110

Total liabilities	5,191	1,687

Stockholder’s equity:
Common stock, $0.0001 par value, 100 shares authorized, issued and outstanding	—	—
Capital in excess of par value	9,184	11,962
Retained earnings (accumulated deficit)	—	(470)

Total stockholder’s equity	9,184	11,492

Total liabilities and equity	$14,375	$13,179

The accompanying notes are an integral part of these financial statements.

Kinetics Climax, Inc.

Statements of Income

For the Years Ended December 31, 2013 and 2012

(Dollars in thousands)

	Years Ended December 31,
	2013	2012

Revenues	$35,564	$20,962

Cost of sales	24,666	18,730
Selling, general and administrative expenses	2,407	1,704

Total operating costs and expenses	27,073	20,434

Income before income taxes	8,491	528

Provision for income taxes:
Federal	2,550	180
State	307	21

	2,857	201

Net income	$5,634	$327

The accompanying notes are an integral part of these financial statements.

Kinetics Climax, Inc.

Statements of Cash Flows

For the Years Ended December 31, 2013 and 2012

(Dollars in thousands)

	Years Ended December 31,
	2013	2012

Cash flows from operating activities:
Net income	$5,634	$327
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,163	1,441
Deferred income taxes	128	197
Other	1	—
Changes in current assets and liabilities:
Accounts receivable	(2,283)	126
Inventories	427	(838)
Prepaid expenses	(289)	(464)
Accounts payable	581	(320)
Accrued liabilities	262	711
Accrued income taxes	2,730	5

Net cash provided by operating activities	8,354	1,185

Cash flows from investing activities:
Capital expenditures	(412)	(413)

Net cash used in investing activities	(412)	(413)

Cash flows from financing activities:
Distributions to shareholder	(7,942)	(772)

Net cash used in financing activities	(7,942)	(772)

Net change in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of year	—	—

Cash and cash equivalents at end of year	$—	$—

The accompanying notes are an integral part of these financial statements.

Kinetics Climax, Inc.

Statements of Changes in Stockholder’s Equity

For the Years Ended December 31, 2013 and 2012

(Dollars in thousands, except share amounts)

	Common Stock		Capital in Excess of Par Value	Retained Earnings (Accumulated Deficit)	Total Equity
	Number of Shares	At Par Value

Balance at December 31, 2011	100	$—	$12,734	$(797)	$11,937
Distributions to shareholder	—	—	(772)	—	(772)
Net income	—	—	—	327	327

Balance at December 31, 2012	100	—	11,962	(470)	11,492

Distributions to shareholder	—	—	(2,778)	(5,164)	(7,942)
Net income	—	—	—	5,634	5,634

Balance at December 31, 2013	100	$—	$9,184	$—	$9,184

The accompanying notes are an integral part of these financial statements.

Kinetics Climax, Inc.

Notes to Financial Statements

1.	Background and Basis of Presentation

General

Kinetics Climax, Inc. (the Company) engages in the production of customized metal components through the application of a specialized production technique called metal injection molding (MIM). Similar to plastic injection molding, MIM is a “net-shape” process that uses fine metal powder and the application of debinding and high temperature sintering technologies to produce solid metal parts. These parts are often used by original equipment manufacturers in the production of finished goods across various industries. The Company’s operations are carried out at its MIM manufacturing facility in Wilsonville, Oregon, where its principal corporate offices are located.

The Company is a wholly owned subsidiary of Climax Engineered Materials, LLC, which is a wholly owned subsidiary of Freeport-McMoRan Inc. (FCX), a publicly traded United States (U.S.) corporation.

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) in the U.S. The accompanying financial statements reflect the Company’s financial position as of December 31, 2013 and 2012, and net income, cash flows and changes in stockholder’s equity for the years ended December 31, 2013 and 2012. There are no amounts for other comprehensive income.

The Company has no cash accounts and its cash activities are managed by FCX. Financing needs not met through operations are obtained from FCX.

Allocations

These financial statements include certain allocations of corporate charges from FCX, and are intended to reflect the Company’s financial position, results of operations and cash flows had it been a stand-alone entity during the years presented, FCX allocations for the years ended December 31, 2013 and 2012, include charges in connection with (i) information systems technology ($602 thousand in 2013 and $663 thousand in 2012), (ii) insurance ($1.2 million in 2013 and $1.3 million in 2012) and (iii) certain administrative services, primarily accounts payable, purchasing and employee benefits ($87 thousand in 2013 and $201 thousand in 2012). All allocations and estimates in the financial statements are based on assumptions that the Company believes are reasonable. However, these allocations and estimates may not be indicative of the costs that would have resulted if the Company had been operating on a stand-alone basis.

Information Systems Technology

FCX manages information systems technology (IST) for its various U.S. operating units on a consolidated basis. In addition to costs incurred at the local operating level, FCX charges IST costs to its subsidiaries on the basis of a pre-determined proportion of overall department costs based on usage.

Kinetics Climax, Inc.

Notes to Financial Statements

1.	Background and Basis of Presentation (Continued)

Insurance

FCX manages general and specific hazard and operational risks on a global basis, including workers’ compensation (except in those states or countries in which, by law, compensation for work-related injury is directed by a governmental agency). Generally, FCX retains risk of loss (through the use of self-insurance, deductibles and captive insurers) that are reasonably predictable and at levels management considers appropriate. Insurance is procured for certain risks that exceed the ability of FCX to fund or absorb within its available working capital, or for which there is little financial benefit in self-insuring.

FCX charges the cost of insuring these risks to its operating units. Those costs include insurance premiums, self-insurance reserves, risk financing fees and taxes, and program servicing costs. Independent actuaries are engaged to assure the adequacy of self-insurance reserves for general liability, workers’ compensation liabilities and auto liabilities. Such reserves are established through intercompany charges to the operating units and maintained at FCX. Operating unit charges are based on relevant factors typically used in the insurance industry to establish insurance rates.

The accompanying Statements of Income include an allocation of these costs from FCX, but the accompanying Balance Sheets do not include any allocation of reserves for such losses mentioned above.

Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in these financial statements and accompanying notes. The more significant areas include deferred taxes and valuation allowances and useful asset lives for depreciation and amortization. Management bases its estimates on the Company’s historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates.

Concentration of Risks

Financial instruments that potentially subject the Company to significant concentration of credit risks consist of accounts receivable from trade customers. The Company’s primary customers include manufacturers in the automobile manufacturing, healthcare, power hand tools, sporting goods and hardware industries, which are concentrated primarily in North America. The Company’s accounts receivable are unsecured and are not backed by collateral from its customers. As of December 31, 2013, approximately 93 percent of the Company’s trade receivable balance was associated with its four largest customers, and the Company had no allowance for doubtful accounts. The Company depends on a small number of customers for a large portion of its business, and changes in its customers’ orders may have a significant impact on its operating results. If a major customer significantly reduces the amount of business it does with the Company, there would be an adverse impact on the Company’s operating results. During the year ended December 31, 2013, four of the Company’s customers accounted for 86 percent ($14.9 million, $8.6 million, $5.5 million and $2.1 million, respectively) of total revenues. During the year ended December 31, 2012, four customers accounted for 77 percent ($7.8 million, $4.3 million, $2.1 million and $2.0 million, respectively) of total revenues.

Kinetics Climax, Inc.

Notes to Financial Statements

2.	Summary of Significant Accounting Policies

Inventories

Inventories are stated at the lower of cost or market. Inventories are valued using the average cost method. Costs include raw materials, direct and indirect production costs, and depreciation and amortization. General and administrative costs are not included in inventory values. Finished goods inventory is analyzed periodically and the carrying amounts of any finished goods that are specifically identified as not saleable are charged to expense. Supplies are analyzed periodically, and the costs of items considered to be obsolete or unusable are charged to expense. No amounts were charged to expense for unsaleable or obsolete inventory during the years ended December 31, 2013 and 2012.

Property, Plant and Equipment

Property, plant and equipment are carried at cost. Expenditures for replacements and improvements are capitalized; repair and maintenance costs are charged to operations when incurred. Gains or losses resulting from sales or disposals of fixed assets are recorded in the Statements of Income when realized.

Property, plant and equipment are depreciated using the straight-line method over the estimated useful lives ranging primarily from three to seven years. In fourth-quarter 2013, the Company changed the estimated lives of certain assets, which decreased depreciation expense for 2013 by approximately $160 thousand (approximately $106 thousand to net income).

Intangible Assets

Intangible assets include trade name, customer relationships and developed technology. Trade name has an indefinite useful life and is not amortized, The estimated useful lives are 12 years for customer relationships and seven years for proprietary database, and these costs are amortized over the respective lives beginning in 2007.

Asset Impairment

The Company evaluates long-term assets for impairment when events or changes in economic circumstances indicate the related carrying amount may not be recoverable. The Company uses an estimate of the future undiscounted net cash flows of the related asset or asset grouping over the remaining life to measure whether the assets are recoverable. An impairment loss is measured as the amount by which the asset carrying value exceeds its fair value. Fair value is determined using the Company’s expectation of discounted net cash flows.

Intangible assets with indefinite useful lives are evaluated at least annually for impairment. The Company assesses qualitative factors to determine whether it is necessary to perform a quantitative impairment test for its indefinite-lived intangible asset. If a quantitative impairment test is warranted for its indefinite-lived intangible asset, the Company applies the relief from royalty valuation method or other appropriate valuation models.

No impairment losses were recorded for the years ended December 31, 2013 and 2012.

Revenue Recognition

The Company sells its products pursuant to sales contracts entered into with its customers. Revenue is recognized when title and risk of loss pass to the customer, and when collectability is reasonably assured. The passing of title and risk of loss to the customer are based on terms of the sales contracts, generally upon shipment of product. Product pricing is based on agreed upon pricing specified in sales contracts or customer sales orders.

Kinetics Climax, Inc.

Notes to Financial Statements

2.	Summary of Significant Accounting Policies (Continued)

Deferred Revenue

The Company’s products are made from steel molds built by third parties that the Company sells to its customers. Customers make incremental payments to the Company as the molds are being built by the third party. The Company records deferred revenue upon receipt of the payments. Once the mold is complete, the Company purchases it from the third party and sells it to the customer. The deferred revenue is recognized as revenue at this time. Refer to Note 6.

Shipping and Handling Fees and Costs

Amounts billed to customers for shipping and handling are included in revenues. Amounts incurred for shipping and handling are included in cost of sales.

Income Taxes

The Company’s results of operations are included in FCX’s consolidated U.S. federal and state income tax returns. The provision for income taxes in the accompanying Statements of Income has been calculated on a separate company basis.

The Company accounts for deferred income taxes utilizing an asset and liability method, whereby deferred tax assets and liabilities are recognized based on the tax effects of temporary differences between the financial statements and the tax bases of assets and liabilities, as measured by current enacted tax rates. The effect on deferred income tax assets and liabilities of a change in tax rates or laws is recognized in income in the period in which such changes are enacted. When appropriate, the Company evaluates the need for a valuation allowance to reduce deferred tax assets to amounts that are more likely than not realizable. In evaluating the need for a valuation allowance, the Company estimates future taxable income based on projections and ongoing tax strategies. This process involves significant management judgment about assumptions that are subject to change based on variances between projected and actual operating performance and changes in the Company’s business environment or operating or financial plans.

Supplemental Cash Flow Information

The Company made no interest payments or income tax payments for the years ended December 31, 2013 and 2012.

New Accounting Standard

In May 2014, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU), which outlines a single comprehensive revenue recognition model and supersedes most of the current revenue recognition guidance. For nonpublic entities, this ASU is effective for annual reporting periods beginning after December 15, 2017, and interim periods within that reporting period. Early adoption is not permitted. The Company is evaluating the new guidance, and has not concluded if it will have an impact on its current revenue recognition policies.

Kinetics Climax, Inc.

Notes to Financial Statements

3.	Inventories

The components of inventories follow (in thousands):

	December 31,
	2013	2012

Raw materials	$1,885	$1,650
Work in process	1,554	2,313
Finished goods	921	824

	$4,360	$4,787

Raw materials inventories may include small amounts of overhead costs necessary to combine or prepare certain raw materials for future projects.

4.	Property, Plant and Equipment, net

The components of property, plant and equipment follow (in thousands):

	December 31,
	2013	2012

Machinery and equipment	$8,939	$8,693
Leasehold improvements	761	724

Property, plant and equipment	9,700	9,417
Accumulated depreciation	(7,691)	(6,886)

	$2,009	$2,531

5.	Intangible Assets, net

The components of intangible assets follow (in thousands):

	Gross Carrying Value	Accumulated Amortization	Net Book Value
December 31, 2013
Customer relationships	$1,717	$(971)	$746
Developed technology	608	(589)	19
Tradename	518	—	518

	$2,843	$(1,560)	$1,283

December 31, 2012
Customer relationships	$1,717	$(828)	$889
Developed technology	608	(502)	106
Tradename	518	—	518

	$2,843	$(1,330)	$1,513

Amortization of intangible assets recognized in depreciation and amortization was $230 thousand for the years ended December 31, 2013 and 2012. The estimated net amortization expense for 2014 is $162 thousand and $143 thousand per year for the following four years.

Kinetics Climax, Inc.

Notes to Financial Statements

6.	Accounts Payable and Accrued Liabilities

The components of accounts payable and accrued liabilities follow (in thousands):

	December 31,
	2013	2012
Accounts Payable
Trade payables	$969	$395
Utilities payable	51	35
Other	17	26

	$1,037	$456

Accrued Liabilities
Deferred revenue	$1,012	$626
Salaries, wages and benefits	351	434
Other	15	56

	$1,378	$1,116

7.	Income Taxes

The Company is a member of a group that files consolidated U.S. federal and state income tax returns. The following provision for income taxes has been calculated as if the Company filed separate U.S. federal and state income tax returns (in thousands):

	December 31,
	2013	2012
Current income taxes:
Federal	$2,441	$—
State	290	4

Total current	2,731	4
Deferred income taxes:
Federal	109	180
State	17	17

Total deferred	126	197

Provision for income taxes	$2,857	$201

A reconciliation of the U.S. federal statutory tax rate to the Company’s effective tax rate follows:

	December 31,
	2013	2012

U.S. Federal statutory tax rate	34.0%	34.0%
State and local income taxes	2.4%	2.7%
Other items, net	(2.7)%	1.4%

	33.7%	38.1%

Kinetics Climax, Inc.

Notes to Financial Statements

7.	Income Taxes (Continued)

Deferred income tax assets (liabilities) comprised the following (in thousands):

	December 31,
	2013	2012
Deferred tax assets:
Accrued expenses	$368	$238
Net operating losses	—	325
Other assets	252	278

Total deferred tax assets	620	841
Deferred tax liabilities:
Property, plant and equipment	(294)	(387)

Total deferred tax liabilities	(294)	(387)

Net deferred tax assets	$326	$454

At December 31, 2013, the Company had no U.S. federal net operating losses and $0.9 million as of December 31, 2012. The Company had no income tax interest or penalties for the years ended December 31, 2013 or 2012.

8.	Fair Value Measurement

Fair value accounting guidance includes a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 inputs) and the lowest priority to unobservable inputs (Level 3 inputs).

The carrying values for the Company’s financial instruments (accounts receivable, accounts payable and accrued liabilities) approximate fair value because of their short-term nature and generally negligible credit losses.

9.	Commitments

Rental expense for operating leases was $268 thousand for the year ended December 31, 2013, and $259 thousand for the year ended December 31 2012. The Company leases a building under a long-term non-cancellable agreement. The following table shows the future minimum lease payments due under the non-cancelable operating lease at December 31, 2013 (in thousands):

2014	$266
2015	266
2016	133

$665

10.	Contingencies and Litigation

The Company is subject to legal proceedings arising in the ordinary course of business. The Company believes that there is no litigation pending that should have, individually or in the aggregate, a material adverse effect on its financial position or results of operations.

Kinetics Climax, Inc.

Notes to Financial Statements

11.	Related Party Transactions

In addition to the allocations discussed in Note 1, distributions to the FCX parent company of $7.9 million were made for the year ended December 31, 2013, and $772 thousand for the year ended December 31, 2012.

12.	Subsequent Events

On August 27, 2014, Climax Engineered Materials, LLC entered into a stock purchase agreement to sell the Company to Dynacast LLC. The transaction is expected to close in September 2014.

The Company evaluated events after December 31, 2013, and through September 26, 2014, and determined any events or transactions occurring during this period that would require recognition or disclosure are appropriately addressed in these financial statements.